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                                                                Exhibit 99(a)(3)

                           Offer To Purchase for Cash
                                  Up to 49.9%
                        Of the Outstanding Common Stock
                                       of
                        Dynamics Corporation of America
                                       at
                              $55.00 Net Per Share
                                       by
                          CTS First Acquisition Corp.
                           a Wholly Owned Subsidiary
                                       of
                                CTS Corporation

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 13, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                    May 16, 1997

To Our Clients:

    Enclosed for your consideration is an Offer To Purchase, dated May 16, 1997 (the "Offer To Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by CTS First Acquisition Corp., a New York corporation ("Purchaser"), and a wholly owned subsidiary of CTS Corporation, an Indiana corporation ("CTS"), to purchase shares of common stock, par value $.10 per share (the "Shares") of Dynamics Corporation of America, a New York corporation (the "Company"), together with the associated purchase rights issued pursuant to the Company Rights Agreement (the "Rights"), at a price of $55.00 per Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    If the Rights separate from the Shares and are evidenced by Rights Certificates (the "Rights Separation") Shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of Shares. Unless the Rights Separation occurs, a tender of Shares will also constitute a tender of the associated Rights.

    THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES AND/ OR RIGHTS HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES AND/OR RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES AND/OR RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES AND/OR RIGHTS HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares and Rights held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:
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        1.  The tender price is $55.00 per Share (and associated Right), net to the seller in cash.

        2. The Offer, and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, June 13, 1997, unless the Offer is extended.

        3. The Offer is being made for less than all of the outstanding Shares and Rights.

        4. Tendering Shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

        5. The Offer is conditioned upon, among other things, there have been validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer To Purchase) a number of Shares which constitutes at least 25% of the Shares outstanding on the date of purchase.

        6. The Offer has been made pursuant to an Agreement and Plan of Merger, dated as of May 9, 1997, among the Company, the Purchaser and CTS (the "Merger Agreement"), according to which the Offer will be followed by a merger in which each outstanding common share of the Company will be converted into the right to receive 0.88 shares of CTS common stock. The Merger Agreement has been approved by the Board of Directors of the Company.

    The Offer is made solely by the Offer To Purchase and the related Letter of Transmittal and is being made to all holders of Shares and Rights. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares and Rights pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares and Rights in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Managers or one or more registered broker or dealer licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares and Rights, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.
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     INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE UP TO 49.9% OF THE

          OUTSTANDING COMMON STOCK OF DYNAMICS CORPORATION OF AMERICA

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer To Purchase, dated May 16, 1997 (the "Offer To Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by CTS First Acquisition Corp., a New York corporation ("Purchaser") and a wholly owned subsidiary of CTS Corporation, an Indiana corporation, to purchase shares of common stock, par value $.10 per share (the "Shares") of Dynamics Corporation of America (the "Company"), a New York corporation, together with the associated purchase rights issued pursuant to the Company Rights Agreement (the "Rights"), at a price of $55.00 per Share and associated Right, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    This will instruct you to tender to Purchaser the number of Shares and Rights indicated below (or, if no number is indicated in either appropriate space below, all Shares and Rights) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                        NUMBER OF SHARES TO BE TENDERED*

                                     PLEASE SIGN HERE

Number of Shares (and associated Rights) to be tendered: ------ Shares (and associated
Rights)
Account Number: -------------

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                                                                  , -----------------
---------------------------------------------------------------
                          Signature(s)                                   Date

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                                Please Print Name(s)

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                Taxpayer Identification or Social Security Number(s)

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                          Area Code and Telephone Number(s)

* Unless otherwise indicated, it will be assumed that all Shares and Rights held by us for your account are to be tendered.